UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 9, 2005

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective December 9, 2005, John J. Luttrell, resigned as Executive Vice President and Chief Financial Officer of Cost Plus, Inc (the “Company”). Mr. Luttrell was the Company’s Principal Financial Officer and Principal Accounting Officer. The Company has initiated a search to find his replacement.

(c)(1) In the interim, effective December 9, 2005, the Company has created the Office of the Chief Financial Officer that includes Jane Baughman, Vice President, Financial Planning and Treasurer, and Chris Miller, Vice President and Controller. Jane Baughman will assume the duties of Interim Principal Financial Officer and Chris Miller will assume the duties of Interim Principal Accounting Officer. These individuals will report directly to Barry Feld, Chief Executive Officer and President.

(c)(2) Ms. Baughman, who is 39, joined Cost Plus, Inc. in February 1996 as Manager of Merchandise Planning. She was promoted to Director of Financial Planning in June 1999 and then to Vice President Financial Planning, Treasurer and Corporate Secretary in August 2001. Prior to joining the Company, Ms. Baughman served in various financial management positions for The Nature Company and The Gap, Inc. and in investment banking as a financial analyst for Dillon Read & Co., Inc.

Mr. Miller, who is 45, joined Cost Plus, Inc. in December 2002 as Senior Director of Finance and was promoted to Vice-President Controller in February 2003. From April 2002 to December 2002, Mr. Miller was an independent financial consultant. From April 2000 to March 2002, Mr. Miller served as Chief Financial Officer of Echo Outsourcing, a start-up company focused on business process outsourcing. From June 1996 to April 2000, Mr. Miller was employed by Levi Strauss & Co. in various financial management positions.

(c)(3) Ms. Baughman and Mr. Miller are parties to Employment Severance Agreements with the Company. These agreements provide that their employment is at the will of the Company, but also provide for payments to them in certain circumstances upon their involuntary termination, including termination following a change of control (as such terms are defined below). Each of these agreements provides for (i) six months of severance pay in the event such employee is involuntarily terminated prior to June 15, 2006 and (ii) six months of severance pay if such employee is involuntarily terminated after a change of control prior to June 15, 2006.

The agreements define an “involuntary termination” as either the Company’s termination of the executive’s employment, other than for cause, or a material reduction in the executive’s salary, employee benefits or responsibilities or duties. A “change of control” is defined as: (i) the acquisition by any person of securities representing 50% or more of the voting power of the Company’s outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which the Company’s shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction; (iv) the sale or disposition of all or substantially all of the Company’s assets; or (v) the Company’s complete liquidation or dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Chris M. Miller
Chris M. Miller Vice President, Controller and Interim Principal Accounting Officer

Dated: December 12, 2005